Exhibit 10.7

LIPPERT COMPONENTS, INC.
(as successor to the merger with Kinro, Inc.)

Guaranteed By:

DREW INDUSTRIES INCORPORATED

_______________________________

FOURTH AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
_______________________________

DATED AS OF APRIL 27, 2016

$150,000,000 PRIVATE SHELF FACILITY

OF WHICH

$50,000,000 3.35% SERIES A SENIOR NOTES DUE MARCH 20, 2020

HAVE BEEN ISSUED

1

LIPPERT COMPONENTS, INC.
3501 County Road 6 East
Elkhart, Indiana 46514

Guaranteed By:
DREW INDUSTRIES INCORPORATED

As of April 27, 2016

PGIM, Inc.
(herein called “Prudential”)

Each of the Purchasers of Series A Notes listed in
The Purchaser Schedule hereto (each, a “Series A Purchaser”)

Each Prudential Affiliate (as hereinafter defined)
which becomes bound by certain provisions of
this Agreement as hereinafter provided (together with the
Series A Purchasers, collectively, the “Purchasers”)

c/o Prudential Capital Group

Ladies and Gentlemen:

LIPPERT COMPONENTS, INC., a Delaware corporation (the “Issuer”), and DREW INDUSTRIES INCORPORATED, a Delaware corporation (the “Parent”, and, together with the Issuer, the “Obligors”), each hereby agrees with each of you as follows:
1. PRELIMINARY STATEMENTS; AUTHORIZATION OF SHELF NOTES.
1A.    Background. The Obligors and the Series A Purchasers are parties to that certain Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of February 24, 2014 (the “Existing Agreement”), pursuant to which the Issuer issued its 3.35% Series A Senior Notes due March 20, 2020, in the aggregate original principal amount of $50,000,000 (as amended, restated, amended and restated, supplemented or otherwise modified and as in effect from time to time and including any such notes issued in substitution or exchange therefor pursuant to paragraph 13D, the “Series A Notes”).
As of the date hereof, the aggregate outstanding principal amount of the Series A Notes is $50,000,000. Any Series A Notes issued after the Effective Date in substitution or exchange for any outstanding Series A Notes shall be substantially in the form set out in Exhibit A-1.
1B.    Amendment and Restatement of Existing Agreement.
(i)    Subject to the satisfaction of the conditions precedent set forth in paragraph 3A of this Agreement, the parties, by their execution of this Agreement, hereby agrees and consents to the amendment and restatement in its entirety of the Existing Agreement by this Agreement, and, upon the satisfaction of such conditions precedent, the Existing Agreement shall be deemed so amended and restated.
(ii)    Accordingly, effective upon the Effective Date, this Agreement shall, and hereby does, amend, restate and replace in its entirety the Existing Agreement which, as so amended and restated by this Agreement, continues in full force and effect without rescission or novation thereof. The parties hereto hereby acknowledge and agree that the amendments to the Existing Agreement set forth herein could have been effected through an agreement or instrument amending the Existing Agreement and, for convenience, the parties hereto have agreed to restate the terms and provisions of the Existing Agreement, as amended hereby, pursuant to this Agreement.
1C.    Authorization of Shelf Notes. The Issuer will authorize the issuance of its senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to paragraph 13D) in the aggregate principal amount not to exceed the Available Facility Amount, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2E, and to be substantially in the form of Exhibit A-2 attached hereto. The terms “Note” and “Notes” as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes
2.    PURCHASE AND SALE OF SHELF NOTES.
2A.    Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes by Prudential Affiliates pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, (i) $150,000,000, minus (ii) the aggregate outstanding principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus (iii) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
2B.    Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) February 24, 2017 and (ii) the thirtieth day after Prudential shall have given to the Issuer, or the Issuer shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
2C.    Request for Purchase. The Issuer may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by facsimile or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 12 years from the date of issuance), principal prepayment dates and amounts (which shall result in an average life of no more than 10 years) and interest payment periods (which may be quarterly or semi-annually, payment in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing

Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase, subject to such changes and exceptions thereto, if any, as may be indicated in the Request for Purchase and are reasonably acceptable to Prudential, (vii) certify that there exists on the date of such Request for Purchase no Event of Default or Default and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.
2D.    Rate Quotes. Not later than five Business Days after the Issuer shall have given Prudential a Request for Purchase pursuant to paragraph 2C, Prudential may, but shall be under no obligation to, provide to the Issuer by telephone or facsimile, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts (any interest rate quotes so provided shall be fixed rate quotes), maturities, principal prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes, until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.
2E.    Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2D or such shorter period as Prudential may specify to the Issuer (such period herein called the “Acceptance Window”), the Issuer may, subject to paragraph 2F, elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Issuer notifying Prudential by telephone or facsimile within the Acceptance Window that the Issuer elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Issuer notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraphs 2B and 2F and the other terms and conditions hereof, the Issuer agrees to sell to one or more Prudential Affiliates, and Prudential agrees to cause the purchase by one of more Prudential Affiliates of, the Accepted Notes at 100% of the principal amount of such Accepted Notes. As soon as practicable following the Acceptance Day, the Issuer and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a “Confirmation of Acceptance”). If the Issuer should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the -Issuer in writing.
2F.    Market Disruption. Notwithstanding the provisions of paragraph 2E, if Prudential shall have provided interest rate quotes pursuant to paragraph 2D and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2E the domestic market for U.S. Treasury securities or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Issuer thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Issuer that the provisions of this paragraph 2F are applicable with respect to such Acceptance.
2G.    Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Issuer will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601 (or such other address as Prudential may specify in writing), the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on such Closing Day, dated such Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Issuer’s account specified in the Request for Purchase of such Shelf Notes. If the Issuer fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2G, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Issuer shall, prior to 1:00 P.M. New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Issuer reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Issuer will pay the Delayed Delivery Fee in accordance with paragraph 2H(2) or (ii) such closing is to be canceled and that the Issuer will pay the Cancellation Fee as provided in paragraph 2H(3). In the event that the Issuer shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Issuer in writing that such closing is to be canceled and the Issuer is obligated to pay the Cancellation Fee as provided in paragraph 2H(3). Notwithstanding anything to the contrary appearing in this Agreement, the Issuer may elect to reschedule a closing with respect to any given Accepted Notes on not more than one (1) occasion, unless Prudential shall have otherwise consented in writing.
2H.    Fees.
2H(1)    Issuance Fee. The Issuer will pay to each Purchaser of Accepted Notes in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day for Accepted Notes in an amount equal to 0.10% of the aggregate principal amount of Shelf Notes sold to such Purchaser on such Closing Day.
2H(2)    Shelf Notes Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Issuer will pay to the Purchaser of such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on the Business Day following the end of each 90-day period ending thereafter, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:
(BEY - MMY) X DTS/360 X PA
where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2G.
2H(3)    Shelf Notes Cancellation Fee. If the Issuer at any time notifies Prudential in writing that it is canceling the closing of the purchase and sale of such Accepted Note, or if Prudential or any Prudential Affiliate notifies the Issuer in writing under the circumstances set forth in the last sentence of paragraph 2E or the penultimate sentence of paragraph 2G that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Issuer will pay the Purchasers in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:
PI X PA
where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2H(2). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data as is then customarily used by Prudential). Each price shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.
2H(4)    Taxes.
(i)    Any and all payments by or on account of any obligation of any Obligor under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws require the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to this paragraph 2H(4) provided such amount deducted or withheld is timely paid to the applicable Governmental Authority. To the extent that any holder of a Note has provided the Issuer with the forms required pursuant to this paragraph 2H(4) the Issuer shall, and does hereby indemnify such holder of a Note for any such amount deducted or withheld, and shall on demand make payment to such holder in an amount equal to the amount required to be withheld or deducted from the payment due such holder.
(ii)    Each holder of Notes that is not organized under the laws of the U.S. or a state thereof (each a “Non-U.S. Noteholder”) agrees that it will, not more than ten Business Days after the date of its purchase of any Shelf Note, (a) deliver to the Issuer two duly completed copies of U.S. Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such holder is entitled to receive payments under this Agreement without deduction or withholding of any, or is subject to a reduced rate of withholding of, U.S. federal income taxes, and (b) deliver to the Issuer a U.S. Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from U.S. backup withholding tax. Each Non-U.S. Noteholder further undertakes to deliver to the Issuer (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or become obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto, in each case, as may be reasonably requested by the Issuer. All forms or amendments described in the preceding sentence shall certify that such holder is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any, or is subject to a reduced rate of withholding of, U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such holder from duly completing and delivering any such form or amendment with respect to it and such holder advises the Issuer that it is not capable of receiving payments without any deduction or withholding, or at the reduced rate of withholding, of U.S. federal income tax. Notwithstanding any other provision of this paragraph, a Non-U.S. Noteholder shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Noteholder is not legally able to deliver.
(iii)    For any period during which a Non-U.S. Noteholder has failed to provide the Issuer with an appropriate form pursuant to clause (ii) of this paragraph 2H(4) (unless such failure is due to a change in treaty, law, or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Noteholder shall not be entitled to indemnification under paragraph 2H(4)(i) with respect to income taxes imposed by the United States; provided that, should a Non-U.S.Noteholder which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to taxes because of its failure to deliver a form required under such clause (i), the Issuer shall, at the expense of such Non-U.S. Noteholder, take such steps as such Non-U.S. Noteholder shall reasonably request to assist such Non-U.S. Noteholder to recover such taxes.
(iv)    To the extent that withholding tax indemnification of the holders of Notes is provided for herein, any holder of Notes that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any relevant treaty shall deliver to the Issuer at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that (a) the Issuer has delivered a written request to such holder to deliver such documentation, and have provided the forms thereof (together with instructions therefor in the English language, or an English translation thereof), at least 60 days prior to such prescribed time or times and (b) the delivery of such documentation would not (in such holder's reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed directly or indirectly to any Person (it being understood that a holder shall not have any obligation under this clause (iii) if any condition in this proviso shall not be satisfied).
3.    CONDITIONS OF CLOSING.
3A.    Conditions to Effectiveness. The agreement of Prudential and the Series A Purchasers to amend and restate the Existing Agreement in its entirety as provided herein is subject to the satisfaction, on or before the Effective Date, of the following conditions:
3A(1)    Prudential and the Series A Purchasers shall have received the following documents, each duly executed and delivered by the party or parties thereto and in form and substance satisfactory to Prudential and the Series A Purchasers:
(i)    Second Amended and Restated Parent Guarantee Agreement, dated as of the date hereof, executed by the Parent, in the form of Exhibit D-1 hereto (the “Parent Guaranty”);
(ii)    Second Amended and Restated Subsidiary Guarantee Agreement, dated as of the date hereof, executed by each of the Subsidiary Guarantors, in the form of Exhibit D-2 hereto (the “Subsidiary Guaranty”);
(iii)    Second Amended and Restated Subordination Agreement, dated as of the date hereof, by and among the Credit Parties, any of their respective Subsidiaries party to any subordination agreement in connection with the Bank Credit Agreement, Prudential and the Series A Purchasers, in the form of Exhibit E hereto (the “Subordination Agreement”);
(iv)    Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof, executed by the Obligors and the Subsidiary Guarantors in favor of the Notes

Collateral Agent, as secured party, for the benefit of the holders from time to time of Notes, in the form of Exhibit F hereto (the “Pledge Agreement”);
(v)    the Intercreditor Agreement;
(vi)    Second Amended and Restated Collateral Agency Agreement, dated as of the date hereof, executed by the Issuer, Prudential, the Series A Purchasers and the Notes Collateral Agent;
(vii)     the Bank Credit Agreement, dated as of the date hereof, certified by a Responsible Officer of the Issuer as being true and correct as of the Effective Date; and
(viii)    such other certificates, documents and agreements as Prudential may request (including those referenced in paragraph 3B).
3A(2)    Opinions of Counsel. Prudential and the Series A Purchasers shall have received
(i)    from the Chief Legal Officer to the Credit Parties, a favorable opinion in form and substance satisfactory to Prudential and the Series A Purchasers; and
(ii)    from Dorsey & Whitney LLP, a favorable opinion in form and substance satisfactory to Prudential and the Series A Purchasers.
3A(3)    Representations and Warranties; Performance; No Default. The representations and warranties contained in this Agreement and each of the other Transaction Documents shall be true on and as of the Effective Date; each Credit Party and each other Subsidiary party to the Subordination Agreement shall have performed and complied with all agreements, covenants and conditions contained in each Transaction Document to which it is a party required to be performed or complied with by it on or prior to the Effective Date; there shall exist on the Effective Date no Event of Default or Default; and each of the Obligors shall have delivered to such Purchaser an Officer’s Certificate, dated the Effective Date, to both such effects, in form and substance satisfactory to Prudential and the Series A Purchasers.
3A(4)    Constitutive and Authorization Documents. Prudential and the Series A Purchasers shall have received from each Credit Party and each other Subsidiary party to the Subordination Agreement a certificate, in form and substance satisfactory to it, certifying (i) as to the incumbency of the Persons executing the Transaction Documents and other documents in connection therewith on behalf of such Credit Party or such other Subsidiary and (ii) that the certificate of incorporation, including all amendments thereto, and by-laws of each Credit Party or other Subsidiary that is a party to the Subordination Agreement that is a corporation, the certificate of limited partnership and the limited partnership agreement of each Credit Party or other Subsidiary that is a party to the Subordination Agreement that is a limited partnership, and the certificate of formation and operating agreement of each Credit Party or other Subsidiary that is a party to the Subordination Agreement that is a limited liability company have not been amended since the date of the Existing Agreement in any material respect, except as disclosed in such certification, and attaching copies of such Credit Party’s or Subsidiary’s constitutive documents, as in effect on the Effective Date (unless previously delivered), good standing certificates, and the resolutions authorizing its execution and delivery of the Transaction Documents to which it is a party, and certifying as to such other matters as Prudential may reasonably request.
3A(5)    [Intentionally Deleted].
3A(6)    Payment of Closing Expenses. The Obligors shall have paid at the closing the fees, charges and disbursements of the special counsel to Prudential and the Purchasers as presented by such counsel in a statement on the Effective Date and for which the Obligors are responsible in accordance with paragraph 13B.

3A(7)    Registration and Filings. Each of the Obligors shall have authorized the Notes Collateral Agent to file UCC financing statements in respect of the security interests created by the Pledge Agreement in the office of each appropriate Governmental Authority if such filings are necessary or appropriate in such jurisdictions.
3A(8)    UCC Searches. On or prior to the Effective Date, Prudential shall have received UCC searches with respect to the Obligors dated reasonably close to such Effective Date.
3A(9)    Stock Certificates. On or prior to the Effective Date, the Notes Collateral Agent shall have acknowledged its receipt of original stock certificates evidencing the equity being pledged pursuant to the Pledge Agreement and undated stock or transfer powers duly executed in blank, in each case to the extent such pledged equity is certificated.
3A(10)    Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
3B.    Conditions to Closing Each Purchase of Shelf Notes. The obligation of any Purchaser to purchase and pay for any Shelf Notes is subject to the satisfaction, on or before the Closing Day for such Shelf Notes, of the following conditions:
3B(1)    Shelf Notes. Such Purchaser shall have received the Shelf Note(s) to be purchased by such Purchaser, dated the applicable Closing Day with respect to such Shelf Notes.
3B(2)    Private Placement Number. Such Purchaser shall have received a Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in connection with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Shelf Notes to be purchased by it.
3B(3)    Opinions of Counsel. Such Purchaser shall have received
(i)    from Morgan, Lewis & Bockius LLP, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request;
(i)    from the Chief Legal Officer to the Credit Parties, a favorable opinion in form and substance satisfactory to such Purchaser; and
(iii)    from special counsel to the Credit Parties (designated by the Credit Parties and acceptable to the Purchasers), a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit G attached hereto.
The Obligors hereby direct such counsel in clauses (ii) and (iii) above to deliver such opinions, agree that the issuance and sale of any Shelf Notes will constitute a reconfirmation of such direction, and understand and agree that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.
3B(4)    Representations and Warranties; Performance; No Default. The representations and warranties contained in this Agreement and each of the other Transaction Documents shall be true on and as of such Closing Day, except to the extent of (a) changes caused by the transactions herein contemplated, and (b) such changes or exceptions thereto as may be indicated in the Request for Purchase and are reasonably acceptable to Prudential and such Purchaser. In addition, each Credit Party and each other Subsidiary party to the Subordination Agreement shall have performed and complied with all agreements, covenants and conditions contained in each Transaction Document to which it is a party required to be performed or complied with by it on or prior to such Closing Day, and there shall exist on such Closing Day no Event of Default or Default; and each of the Obligors shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to both such effects and in form and substance satisfactory to Prudential and such Purchaser.
3B(5)    Constitutive and Authorization Documents. Such Purchaser shall have received from each Credit Party and each other Subsidiary party to the Subordination Agreement a certificate in the form and substance satisfactory to such Purchaser and Prudential, certifying as to the incumbency of the Persons executing the Shelf Notes and other documents, agreements and certificates in connection therewith on behalf of such Credit Party or Subsidiary and attaching copies of such Credit Party’s or Subsidiary’s constitutive documents as in effect on such Closing Day (unless previously delivered), good standing certificates, and, where applicable, the resolutions authorizing its execution of and issuance of the Shelf Notes, and certifying as to such other matters as the Purchasers may reasonably request.
3B(6)    Reaffirmation and Confirmation of Guaranty. The Parent and each Subsidiary Guarantor shall have delivered to such Purchaser a reaffirmation and confirmation of guaranty in the form attached hereto as Exhibit H (each herein, a “Confirmation of Guaranty”);
3B(7)    Purchase Permitted by Applicable Laws. The purchase of and payment for the Shelf Notes to be purchased by such Purchaser on the applicable Closing Day (including the use of the proceeds of such Shelf Notes by the Issuer) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.
3B(8)    Payment of Certain Fees. The Issuer shall have paid to Prudential or any Purchaser, as applicable, any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2H(1) and any Delayed Delivery Fee due pursuant to paragraph 2H(2).
3B(9)    Payment of Closing Expenses. The Obligors shall have paid at the closing the fees and disbursements of the special counsel to Prudential and the Purchasers as presented by such counsel in a statement on the Closing Day and for which the Issuer is responsible in accordance with paragraph 13B.
3B(10)    Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
4.    PREPAYMENTS.
The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B and paragraph 4C. Any prepayment made by the Issuer pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.
4A.    Required Prepayments.
(i)    Required Prepayments of Series A Notes. As provided therein, the entire unpaid principal balance of each Series A Note shall be due and payable on March 20, 2020.

(ii)    Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Shelf Notes of such Series.
4B.    Optional Prepayments of Notes With Yield-Maintenance Amount.
The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Issuer, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of such Notes pursuant to this paragraph 4B(1) shall be applied in satisfaction of remaining required payments of principal on such Series of Notes in inverse order of their scheduled due dates.
4C.    Prepayment Pursuant to Intercreditor Agreement. The Notes prepaid with a distribution made pursuant to the terms of the Intercreditor Agreement shall be made at 100% of the principal amount so prepaid, plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Notes. Any partial prepayment of the Notes pursuant to this paragraph 4(C) shall be applied in satisfaction of remaining required payments of principal in inverse order of their scheduled due dates.
4D.    Notice of Optional Prepayment. The Issuer shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Issuer shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the in Purchaser Schedule attached to the applicable Confirmation of Acceptance for such Significant Holder or by notice in writing to the Issuer.
4E.    Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series according to the respective unpaid principal amounts thereof. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes pursuant to paragraphs 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series according to the respective unpaid principal amounts thereof.
4F.    No Acquisition of Notes. The Obligors shall not, and shall not permit any of their Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.
5.    AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount owing under this Agreement or any other Transaction Document shall remain unpaid, the Obligors covenant as follows:
5A.    Financial Statements; Notice of Defaults. The Obligors will deliver to each holder of any Notes in triplicate:
(i)    within the earlier of 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent or 10 days after filing with the SEC, (a) the Parent’s consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter (except in the case of statements of stockholders’ equity and statements of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case (except in the case of stockholders' equity) in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its authorized financial officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (b) consolidating balance sheets of the Parent and the Issuer setting forth such information separately for the Parent and for the Issuer and related consolidating statements of operations of the Parent and of the Issuer setting forth such information separately for the Parent and the Issuer as of the end of and for such quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheets, as of the end of) the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent as fairly presenting the financial condition and results of operations therein shown in accordance with GAAP consistently applied subject to normal year-end adjustments and the absence of footnotes;
(ii)    within the earlier of 120 days after the end of each fiscal year of the Parent or 10 days after filing with the SEC, (a) the Parent’s audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (b) consolidating balance sheets setting forth such information separately for the Parent and for the Issuer as of the end of such fiscal year and consolidating statements of operations setting forth such information separately for the Parent and for the Issuer for such fiscal year, such consolidating balance sheet and consolidating statements of operations to be certified by the chief financial officer of the Parent as fairly presenting the financial condition and results of operations of the Parent and the Issuer as of the end of, and for, such fiscal period in accordance with GAAP;
(iii)    concurrently with any delivery of financial statements under clause (i) or (ii) above, an Officer’s Certificate of the Parent (a) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with paragraphs 6C, 6D, 6G, 6H, 6K and 6L and (b) stating whether any change in the application of GAAP in respect of the audited financial statements referred to in paragraph 8B has occurred and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(iv)    promptly upon request by any holder of Notes in connection with any delivery of financial statements under clause (ii) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines), and promptly after receipt by the Parent, a copy of each management letter (if prepared) of such accounting firm (together with any response thereto prepared by the Parent);
(v)    promptly (a) after the same become publicly available, copies of all periodic and other material reports, proxy statements and other materials filed by the Parent or any Subsidiary thereof with the SEC (or any governmental body or agency succeeding to any or all of the functions of the SEC) or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and (b) copies of any material documents and information furnished to any other government agency (except if in the ordinary course of business), including the Internal Revenue Service;

(vi)    promptly, a copy of any material amendment or waiver of any provision of any agreement or instrument referred to in paragraph 6O;
(vii)    not later than the time furnished to such Person, a copy of any certificate or notice given by any Credit Party or any Subsidiary thereof to the Administrative Agent (as such term is defined in the Bank Credit Agreement) and/or the Bank Lenders, or received by any Credit Party or any Subsidiary thereof from the Administrative Agent or any Bank Lender in connection with the Bank Credit Agreement; and
(viii)    promptly following any request therefor, such other information regarding the operations, business and financial condition of each Credit Party or any Subsidiary thereof, or compliance with the terms of this Agreement, the Notes or the other Transactions Documents, as Prudential or any holder of Notes may reasonably request.
The Issuer shall be deemed to be in compliance with its delivery obligations under this paragraph 5A with respect to any documents or information that is publicly filed with the SEC or delivered electronically and, if so, filed with the SEC, and such documents and information shall be deemed to have been delivered for purposes of this Agreement on the date (i) on which the Parent or the Issuer posts such documents, or provides a link thereto on the Parent’s or the Issuer’s website on the Internet; or (ii) on which such documents are posted on the Parent’s behalf on an Internet website, if any, to which each holder of a Note has access (whether a commercial or third-party website).

5B.    Information Required by Rule 144A. The Parent covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Parent is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.
5C.    Other Information. Each Obligor covenants that it will deliver to each Significant Holder:
5C(1)    Notice of Default or Event of Default -- promptly after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what actions the Obligors are taking or propose to take with respect thereto;
5C(2)    ERISA -- prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party and its Subsidiaries in an aggregate amount exceeding $1,000,000;
5C(3)    Actions, Proceedings -- promptly after the commencement thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any Governmental Authority or arbitration board or tribunal against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
5C(4)    Material Adverse Effect -- prompt written notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this paragraph shall be accompanied by a statement of a Responsible Officer or other executive officer of the Issuer or the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5D.    [Intentionally Omitted]
5E.    Compliance with Law.
(i)    Without limiting paragraph 6P, each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, the USA PATRIOT Act), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(ii)    Without limiting the preceding paragraph, each Obligor will, and will cause each of its Subsidiaries to (a) comply in all material respects with, and use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws; (b) conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
5F.    Insurance and Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, insurance against fire, and public liability insurance against such risks and in such amounts, and having such deductible amounts as are customary, with companies in the same or similar businesses and which is no less than may be required by law.
5G.    Canadian Pension Plans and Benefit Plans. Each Obligor will, and will cause each of its Subsidiaries to, (i) comply in a timely with and perform in all material respects all of its obligations under and in respect of all Canadian Pension Plans or Canadian Benefit Plans, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations), (ii) pay or remit in a timely fashion all employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan in accordance with the terms thereof, any funding agreements and all applicable laws, (iii) deliver to each holder of any Note (A) if requested by the Required Holders, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan or Canadian Benefit Plan as filed with any applicable Governmental Authority; (B) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that such Obligor or such Subsidiary may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan Canadian Benefit Plan; (iv) notify each holder of any Note within 30 days of any increases in the cost of, or contributions to the Canadian Benefit Plans or the Canadian Pension Plans having a cost to one or more of the Obligors and their respective Subsidiaries in excess of $250,000 per annum in the aggregate; and (v) notify each holder of any Note within 30 days of any voluntary or involuntary termination of a Canadian Pension Plan or a Canadian Benefit Plan which could reasonably be expected to have a Material Adverse Effect.
5H.    Payment of Taxes and Claims. Each Obligor will, and will cause each of its Subsidiaries to, pay or discharge all material obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Obligor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, that each Obligor will, and will cause each such Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.
5I.    Corporate Existence, Etc. Except where the failure to do so would not have a Material Adverse Effect, each Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and each of its material rights, licenses, permits, privileges and franchises; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under paragraph 6B.
5J.    Books and Records; Inspection. Each Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Notes Collateral Agent and any holder of Notes, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, and to verify the status of any Collateral, all at such reasonable times and as often as reasonably requested, subject to paragraph 12 hereof.
5K.    Subsidiary Guaranty; Security Documents. If any Person (a) after the Effective Date becomes (whether upon its formation, by acquisition of stock or other interests therein, or otherwise) and continues to be a Subsidiary of any Credit Party (a “New Subsidiary”), (b) that was an Inactive Subsidiary of a Credit Party ceases to be an Inactive Subsidiary of a Credit Party but continues to be a Subsidiary thereof, or (c) any Person becomes directly or indirectly liable for (whether by way of becoming a co-borrower, guarantor or otherwise) all or any part of the Indebtedness under, or in respect of, the Bank Credit Agreement, the Obligors shall promptly (i) cause such New Subsidiary, formerly Inactive Subsidiary or other Person to become a Subsidiary Guarantor (unless such New Subsidiary is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code (a “CFC”)) pursuant to an instrument in form, scope, and substance satisfactory to the Required Holders, (ii) deliver or cause to be delivered, or assign, to the Notes Collateral Agent subject to the Lien in favor of the Notes Collateral Agent under the Pledge Agreement, the certificates representing all Equity Interests of the New Subsidiary, formerly Inactive Subsidiary or other Person owned by an Obligor (or Subsidiary thereof (provided that if such New Subsidiary is a CFC certificates or other evidence of Equity Interests representing only sixty-five percent (65.00%) of its outstanding Equity Interests shall be delivered and only to the extent that the owner of such Equity Interests is a Credit Party (other than a Foreign Borrower)), together with appropriate instruments of transfer required under the Pledge Agreement; and (iii) cause such New Subsidiary, formerly Inactive Subsidiary or other Person (unless it is a CFC) to become a party to the Pledge Agreement (and any other documents required to be executed in connection therewith) pursuant to one or more instruments or agreements satisfactory in form and substance to the Notes Collateral Agent, the effect of which shall be to secure all amounts owing hereunder and in respect of the Notes by a first priority Lien on and security interest in (which Lien and security interest may be pari passu with a like Lien and security interest in favor of the Collateral Agent on behalf of the Bank Lenders) the Equity Interests of such New Subsidiary, formerly Inactive Subsidiary or other Person, provided, however, that in any event, prior to the time that any New Subsidiary, formerly Inactive Subsidiary or other Person receives the proceeds of, or makes, any loan or advance or other extension of credit, from or to, or otherwise becomes the obligor or obligee in respect of any Indebtedness of, any Obligor or Subsidiary thereof, the Obligors shall (A) cause to be taken, in respect of any such obligor, the actions referred to in the preceding clauses (i), (ii), and (iii) to the extent required under the terms of such clauses, and (B) in the case of any such obligee, cause such obligee to become a party to the Subordination Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Required Holders. To the extent not covered above, (i) if any Credit Party is not a party to the Pledge Agreement at the time it forms or acquires a Subsidiary, such Credit Party shall become a party to the Pledge Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Notes Collateral Agent and the Required Holders simultaneously with the formation or acquisition of such Subsidiary, and (ii) if any Person described in clauses (a), (b) or (c) above has any existing Subsidiaries at the time it becomes a Credit Party, such Person shall become a party to the Pledge Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Notes Collateral Agent and the Required Holders simultaneously with becoming a Credit Party.

5L.    Further Assurances. Each Obligor will, and will cause its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that the Required Holders or the Notes Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Pledge Agreement, it being understood that it is the intent of the parties that the Indebtedness owing hereunder and under the Notes shall be secured by, among other things, all the interests of each Credit Party in each Subsidiary (other than a CFC, which case only an interest in sixty-five percent (65.00%) of the outstanding shares thereof shall be pledged a security), including any such interests acquired subsequent to the Effective Date. Such security interests and Liens will be created under the Pledge Agreement and other security agreements, and other instruments and documents in form and substance satisfactory to the Required Holders, and the Obligors shall deliver or cause to be delivered to the holders of the Notes all such instruments and documents (including a legal opinion in substantially the form of Exhibit G and lien searches) as the Required Holders shall reasonably request to evidence compliance with this paragraph 5L. The Obligors agree to provide such evidence as the Required Holders shall reasonably request as to the perfection and priority status of each such security interest and Lien (which Lien and security interest may be coordinate with a like Lien in favor of the Collateral Agent for the benefit of the Bank Lenders).
5M.    Post-Closing Covenant. The Obligors will furnish to each holder of Notes, within 60 days of the Effective Date, a certification as to a true and correct copy of the certificate of incorporation of Zieman Manufacturing Company, including all amendments thereto, from the Secretary of State (or similar official) of the State of California.
6.    NEGATIVE COVENANTS.
During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, each Obligor covenants as follows:
6A.    Transactions with Affiliates. Except as set forth on Schedule 6A hereto (as complete and correct as of the Effective Date), each Obligor will not, and will not permit any of its Subsidiaries to, enter into, directly or indirectly, any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) involving aggregate payments, value or consideration in excess of $1,000,000 with any Affiliate (other than a Credit Party or a Wholly-Owned Subsidiary (other than a Foreign Borrower)), except:
(i)    upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate;
(ii)    (I) mergers, consolidations, liquidations, dissolutions and conveyances permitted under paragraph 6B; (II) Liens described in clause (vii) of the definition of “Permitted Liens”; (III) Indebtedness permitted under paragraph 6D; (IV) Restricted Payments permitted under paragraph 6G; (V) Transfers permitted under paragraph 6H; (VI) investments permitted under paragraph 6M; and (VII) other transactions solely among Credit Parties (other than Foreign Borrowers) and not involving any other Affiliate of a Credit Party (other than a Foreign Borrower);
(iii)    intercompany transactions for the purpose of improving the consolidated tax efficiency of the Parent and its Domestic Subsidiaries;
(iv)    payments by the Parent and its Domestic Subsidiaries pursuant to tax sharing agreements among the Parent and its Domestic Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party;

(v)    any subscription agreement or similar agreement entered into in the ordinary course of business pertaining to the repurchase of equity interests pursuant to put/call rights or similar rights with employees, officers or directors;
(vi)    employment, indemnification, benefits and compensation arrangements (including arrangements made with respect to bonuses and equity-based awards) entered into in the ordinary course of business with members of the board of directors or management committee, officers and employees of such Obligor or such Subsidiary;
(vii)    customary transactions not otherwise prohibited under this Agreement in connection with an insurance company that has been formed to provide insurance coverage to such Obligor, such other Credit Party or such Subsidiary; and
(viii)    investments in joint ventures permitted under paragraph 6H(xii) and Transfers to joint ventures permitted under paragraph 6M and described in clause (xvii) of the definition of “Permitted Loans and Investments”.
6B.    Merger, Consolidation, Etc. No Obligor will, nor will it permit any of its Subsidiaries to, consolidate with or merge or amalgamate with any other corporation, liquidate, dissolve or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person other than:
(i)    mergers, amalgamations, consolidations, conveyances, transfers, or leases with or to another Credit Party, so long as:
(a)    no Default then exists or would result therefrom;
(b)    neither Obligor may sell or otherwise transfer substantially all of its assets to any Person or fail to survive any such merger or consolidation related to it, in any case pursuant to this clause (i), except in the case of the Issuer selling or otherwise transferring substantially all of its assets to, or merging or amalgamating with or consolidating into, the Parent, the Issuer may fail to survive such sale, transfer, merger, amalgamation or consolidation as long as the Parent agrees in writing to be bound as the Issuer under this Agreement and the other Transaction Documents, as applicable and such sale, transfer, merger, amalgamation or consolidation shall be subject to amendment of this Agreement and the other Transaction Documents in a manner reasonably satisfactory to the Required Holders to the extent necessary to reflect the effects of such transaction; and
(c)    in the case of any such merger, amalgamation, consolidation, conveyance, transfer or lease involving a Credit Party, the counterparty shall be a Credit Party;
(ii)    mergers, amalgamations and consolidations permitted under paragraph 6M not involving an Obligor so long as:
(a)    in the case of any such merger, amalgamation or consolidation involving a Credit Party, (I) the successor formed by such consolidation or the survivor of such merger or amalgamation or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Credit Party shall be a solvent entity organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or the laws of Canada or any province or territory thereof, (II) if such entity is not a Credit Party, prior to or concurrently with the consummation of such merger, amalgamation or consolidation, such successor entity shall have executed and delivered to each holder of Notes and the Notes Collateral Agent, as applicable, the documents referred to in clauses (i), (ii) and (iii) of paragraph 5K, and (III) prior to or concurrently with the consummation of such merger or consolidation, the Issuer shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, with respect to the documents referred to in clause (II) above on such matters as the Required Holders may reasonably request;

(b)    immediately prior to such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and
(c)    immediately prior to such transaction and after giving effect thereto, the Issuer would be permitted by the provisions of paragraph 6D(xv) hereof to incur at least $1.00 of additional Indebtedness;
(iii)    mergers, amalgamations, consolidations, dissolutions or liquidations of Inactive Subsidiaries; and
(iv)    mergers, amalgamations and consolidations of Foreign Subsidiaries into Foreign Borrowers, so long as the Foreign Borrower is the survivor of such merger or amalgamation or successor formed by such consolidation.
No such conveyance, transfer or lease of substantially all of the assets of any Credit Party or any of its Subsidiaries shall have the effect of releasing such Credit Party or such Subsidiary from its liability under this Agreement, the Notes, or the other Transaction Documents to which it is a party.
6C.    Liens. The Obligors will not, and will not permit any of their respective Subsidiaries to, incur, assume or suffer to exist any Lien upon any of its assets now or hereafter owned, or upon the income or profits thereof, except for (a) Permitted Liens and (b) other Liens (other than Liens on Equity Interests of Subsidiaries) so long as the Notes are secured equally and ratably with all obligations secured by such Lien (and on the same property) subject to customary security documentation and an intercreditor agreement in form and substance satisfactory to the Required Holders.
6D.    Limitations on Indebtedness. The Obligors will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Indebtedness, and with respect to any Subsidiary, to issue any preferred stock, except:
(i)    Indebtedness created hereunder or under the other Transaction Documents;
(ii)    Indebtedness of a Loan Party (as defined in the Bank Credit Agreement) in respect of amounts outstanding (including all amounts due, contingently or otherwise, in respect of reimbursement obligations under letters of credit or similar instruments and all related reimbursement agreements) under the Bank Credit Documents, not in excess of the result of (A) $200,000,000 (subject to further increase of up to $125,000,000 pursuant to Section 2.06A of the Bank Credit Agreement so long as no Event of Default is continuing at the time of any such increase), minus (B) the aggregate amount of any permanent reductions in the principal amount of the commitments under the revolving credit facility established thereunder and Indebtedness incurred in substitution, refinancing or replacement of such Indebtedness; provided that (i) the terms, covenants and restrictions in respect of such substitutions, refinancings and replacements are not more materially onerous than the existing terms, covenants and restrictions of such Indebtedness being substituted, refinanced or replaced and (ii) the aggregate principal amount of the Indebtedness of the Loan Parties (as defined in the Bank Credit Agreement) under this clause (ii) shall not at any time exceed $325,000,000;
(iii)    Indebtedness existing on the Effective Date and set forth in Schedule 6D, including any refinancing, extension, renewal or refunding of any such Indebtedness in an amount not to exceed the amount so refinanced of such Indebtedness; provided that the terms, covenants and restrictions in respect of such refinancing, extension, renewal or refunding are not materially more onerous than the existing terms, covenants and restrictions of such Indebtedness;
(iv)    Indebtedness incurred in connection with any renewal, extension, substitution, refinancing or replacement, in an amount not to exceed the amount so renewed, extended, substituted, refinanced or replaced, of any outstanding Indebtedness otherwise permitted hereunder (excluding from this paragraph 6D(iv) the Indebtedness referred to in paragraph 6D(ii)); provided that the terms, covenants and restrictions in respect of such renewals, extensions, substitutions, refinancings or replacements are not more materially onerous than the existing terms, covenants and restrictions of such Indebtedness being renewed, extended, substituted, refinanced or replaced;
(v)    Adjusted Hedging Exposure Amounts in connection with Hedging Agreements permitted under paragraph 6N not exceeding in the aggregate (x) $15,000,000 minus (y) the aggregate principal amount of Indebtedness outstanding pursuant to paragraph 6D(iv) incurred in order to renew, extend, substitute, refinance or replace Indebtedness incurred pursuant to this clause (v);
(vi)    preferred stock of any Subsidiary issued on or prior to the Effective Date;
(vii)    Indebtedness of, or preferred stock issued by, any Subsidiary to the Parent or any other Credit Party and permitted under paragraph 6M;
(viii)    Indebtedness of one Credit Party or a Subsidiary of a Credit Party to another Credit Party or Subsidiary of a Credit Party; provided that (a) all of the Equity Interests of each such Credit Party or such Subsidiary (other than the Parent) shall be owned 100% (excluding directors’ qualifying shares) directly or indirectly by the Parent except in the case of Indebtedness which may be owing by non-Wholly-Owned Subsidiaries in an aggregate outstanding principal amount not to exceed (x) $10,000,000 minus (y) the aggregate principal amount of Indebtedness outstanding pursuant to paragraph 6D(iv) incurred in order to renew, extend, substitute, refinance or replace Indebtedness incurred pursuant to this clause (a), (b) other than Indebtedness resulting from investments permitted under paragraph 6M pursuant to subclauses (b) and (c) of clause (i) of the definition of “Permitted Loans and Investments”, each of such Credit Parties or such Subsidiaries to or by whom such Indebtedness is owed, or who owns (directly or indirectly) any Equity Interests referred to in the preceding clause (a), shall have become a party to the Subsidiary Guaranty and/or to the Pledge Agreement (or to all of them) to the extent required by paragraph 5K hereof, (c) such Indebtedness shall at all times be subject to the provisions of the Subordination Agreement as Subordinated Debt (as defined in the Subordination Agreement) and each Credit Party or other Subsidiary to whom such Indebtedness is owed shall be party to the Subordination Agreement as a Subordinated Creditor (as defined in the Subordination Agreement) and (d) in the case of any such Indebtedness owing by a Credit Party, the holder of such Indebtedness shall be a Credit Party;
(ix)    contingent obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Transfers of properties or assets or with purchases of properties or assets permitted hereunder;
(x)    Guarantees in respect of any Indebtedness permitted pursuant to this paragraph 6D if such guaranteeing Person would be permitted to incur such Indebtedness under this paragraph 6D;
(xi)    obligations in respect of performance bonds and completion, guarantee, surety and similar bonds, in each case obtained in the ordinary course of business to support statutory and contractual obligations (other than Indebtedness) arising in the ordinary course of business;
(xii)    Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(xiii)    Indebtedness arising from the endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;
(xiv)    Indebtedness incurred in connection with the financing of insurance premiums; and
(xv)    other Indebtedness incurred by the Obligors or any other Indebtedness or preferred stock of any of their respective Subsidiaries; provided that, at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness shall not exceed 55% of Total Capitalization of the Parent and its Subsidiaries and provided, further, that, for any Subsidiary of the Parent other than the Issuer, such Indebtedness and preferred stock together with the aggregate amount of outstanding Indebtedness and the aggregate liquidation value of preferred stock of such Subsidiary previously incurred and outstanding under this paragraph 6D (other than (a) Indebtedness incurred under clauses (i), (ii), (iii), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii) and (xiv) of this paragraph 6D and (b) Indebtedness incurred under clause (iv) of this paragraph 6D to the extent that such Indebtedness renews, extends, substitutes, refinances or replaces Indebtedness described in the foregoing clause (a)), does not at any time exceed 25% of Consolidated Net Worth;
provided, that, notwithstanding anything to the contrary set forth in the definition of Permitted Liens or this paragraph 6D, the Obligors will not at any time permit Priority Debt to exceed 15% of Consolidated Net Worth determined as of the last day of the most recently ended fiscal quarter of the Parent.
6E.    Restrictive Agreements. The Obligors will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Obligor or any such Subsidiary, (i) to create, incur or permit to exist any Lien upon any of its property or assets or revenues, whether now or hereafter acquired, (ii) to pay dividends or make other distributions to any Obligor with respect to any shares of its Equity Interests, (iii) to pay any Indebtedness owed to any Obligor, (iv) to make or permit to exist loans or advances to any Obligor, or (v) to sell transfer, lease or otherwise dispose of any of its properties or assets to any Obligor, except:
(a)    prohibitions, restrictions and conditions imposed by law or by this Agreement or the Bank Credit Agreement;
(b)    prohibitions, restrictions and conditions referred to in clauses (i) and (v) above in connection with any Permitted Lien, so long as such prohibition or limitation is by its terms effective only against the property, assets or revenues subject to such Lien;
(c)    customary prohibitions, restrictions and conditions in licenses, leases and governmental permits concerning Liens on assets subject thereto;
(d)    customary prohibitions, restrictions and conditions contained in Hedging Agreements permitted pursuant to paragraph 6N and in any agreement related to Banking Services (as defined in the Bank Credit Agreement);
(e)    customary prohibitions, restrictions and conditions in Guarantees and permitted hereunder that waive or prohibit parties thereto from collecting intercompany obligations after the occurrence of a default;
(f)    customary prohibitions, restrictions or conditions contained in agreements relating to any asset sale or disposition pending such sale or disposition other than restrictions on Liens, provided that such prohibitions, restrictions and conditions apply only to the Credit Party or Subsidiary or its assets to be sold or disposed of and such sale or disposition is permitted hereunder;
(g)    any such prohibition contained in any agreement, bond, note or other instrument (or any refinancing thereof) permitted hereunder with respect to any Person or the property or assets of such Person acquired by a Credit Party or any of its Subsidiaries in an acquisition permitted hereunder and existing at the time of such acquisition; provided that such prohibition is not applicable to any Person or the property or assets of any Person other than such acquired Person or the property or assets of such acquired Person;
(h)    customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of joint ventures permitted under paragraph 6M;
(i)    limitations or restrictions consisting of customary net worth, leverage or other financial covenants in each case contained in, or required by, any contractual obligation governing Indebtedness of a Credit Party or any of its Subsidiaries permitted under paragraph 6D; and
(j)    prohibitions, restrictions and conditions under agreements or arrangements described in Schedule 6E.

6F.    [Intentionally Omitted].
6G.    Limitation on Restricted Payments. No Obligor will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, make or pay, or agree to declare, make or pay or incur any liability to make or pay, or cause or permit to be declared, made or paid, or set aside any sum or property to declare, make or pay any Restricted Payment, other than (a) cash dividends (or distributions, in the case of partnerships) from Subsidiaries of the Parent to the Parent, (b) acquisitions or purchases by the Parent or any of its Subsidiaries of capital stock of any Subsidiary or capital contributions made by the Parent or any of its Subsidiaries to a Subsidiary, (c) Cash Stock Buybacks, which shall be limited to $55,000,000 in the aggregate on or after Effective Date (provided that, the Issuer shall have the option, exercisable by notice to the holders of Notes from time to time made within 60 days after a Cash Stock Buyback, to exclude a Cash Stock Buyback from such dollar limitation) and (d) any other Restricted Payments made by the Parent so long as both before and after giving effect to any such Restricted Payment, (i) Excess Liquidity determined on a pro forma basis would not be less than $20,000,000, (ii) no Default of Event of Default shall have occurred and be continuing, (iii) the Net Leverage Ratio would not exceed 2.50:1.00 on a Pro Forma Basis and (iv) the Debt Service Coverage Ratio would not be less than 1.75:1.00 on a Pro Forma Basis.
6H.    Sale of Assets. Subject to the provisions of paragraph 6B hereof, no Obligor will, nor will it permit any of its Subsidiaries to, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or otherwise dispose of, or suffer to be sold, leased, transferred, abandoned or otherwise disposed of (individually and collectively, a “Transfer”), assets other than:
(i)    Transfers of assets (other than those referred to in clauses (ii) through (xii) below) in an amount in not to exceed (a) 10 percent of Consolidated Total Assets (as determined as of the end of the fiscal quarter of the Parent ending on or immediately before the determination date) in any fiscal year or (b) 25 percent of Consolidated Total Assets (measured as of the Effective Date) in the aggregate after the Effective Date;
(ii)    Transfers of (a) inventory in the ordinary course of business and (b) used, worn out, surplus or obsolete assets not used or useful in such Credit Party’s business;
(iii)    Transfers of assets (other than cash or cash equivalents) to any Credit Party or any Subsidiary of a Credit Party so long as, in the case of any such Transfer by a Credit Party, the transferee shall be a Credit Party;
(iv)    Transfers of assets the proceeds of which are used to purchase other property of a similar nature of at least equivalent value (such property the “Excess Replacement Assets”) within one year of such Transfer so long as the Issuer shall have notified each holder of a Note at or prior to the date of consummation of such Transfer that the applicable Credit Party or Subsidiary intends to so reinvest such proceeds in Excess Replacement Assets within one year of such Transfer;
(v)    Transfers of investments identified in clauses (iii) through (vii) of the definition of Permitted Loans and Investments for other investments listed in such clauses;
(vi)    abandonment of non-material intellectual property assets in the ordinary course of business;
(vii)    Transfers of assets acquired pursuant to a permitted acquisition, which assets are not used in or useful in the business;
(viii)    Transfers of past due accounts receivable in connection with collections of such accounts receivable;

(ix)    surrender, release or waiver of contract rights in the ordinary course of business so long as such surrender, release or waiver would not have a material effect on the rights, assets or business of such Obligor or Subsidiary;
(x)    Transfers of interests in a Hedging Agreement in connection with the unwinding of such Hedging Agreement;
(xi)    charitable donations in the ordinary course of business and consistent with past practices; and
(xii)    Transfers of investments or assets to joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements pursuant to an investment permitted by paragraphs 6A and 6M; provided that the aggregate Fair Market Value for all investments and assets Transferred to such joint ventures pursuant to this clause (xii) shall not, in the aggregate together with all investments in joint ventures pursuant to clause (xvii) of the definition of “Permitted Loans and Investments,” exceed $20,000,000.
6I.    [Intentionally Omitted].
6J.    [Intentionally Omitted].
6K.    Net Leverage Ratio. The Obligors shall not permit the Net Leverage Ratio to exceed 2.50:1.00 as of the last day of any fiscal quarter ending on or after December 31, 2015.
6L.    Debt Service Coverage Ratio. The Obligors shall not permit the Debt Service Coverage Ratio at the conclusion of the twelve month period ending on the last day of any fiscal quarter commencing after December 31, 2015 to be less than 1.75:1.00.
6M.    Limitation on Investments. No Obligor will, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee (except pursuant to this Agreement or the Bank Credit Agreement) any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Loans and Investments.
6N.    Hedging Agreements. No Obligor will, nor will it permit any of its Subsidiaries to, enter into any Hedging Agreement for purposes of speculation or investment or for any other purpose other than protecting such Obligor or Subsidiary from actual interest rate or foreign exchange exposure or fluctuations in commodity prices for commodities used in the business of such Obligor or Subsidiary.
6O.    Amendment of Certain Documents. No Obligor will, nor will it permit any of its Subsidiaries to:
(i)    terminate, amend, waive or modify its Certificate of Incorporation or By-Laws, or Certificate of Limited Partnership, Certificate of Formation, Agreement of Limited Partnership, Operating Agreement or similar organizational document as the case may be, except (i) to the extent necessary to effect a transaction permitted under paragraph 6B, (ii) for amendments, modifications or waivers that are not adverse in any respect to the holders of the Notes, and (iii) in connection with the dissolution of any Credit Party having de minimus assets, provided that the Obligors shall provide the holders of Notes with prompt written notice of such dissolution and of the Credit Party to which any assets of such dissolved entity have been transferred, or

(ii)    amend in any material respect the Bank Credit Agreement or any of the other Bank Credit Documents entered into in connection therewith without the prior written consent of the Required Holders (it being understood that, without limiting the generality of the foregoing, any increase in the aggregate amount of the commitments under the Bank Credit Agreement (including, without limitation, any increase in such commitments pursuant to paragraph 2.06A thereof) at any time when an Event of Default has occurred and is continuing shall be deemed to be a material amendment).
6P.    Terrorism Sanctions Regulations. The Obligors will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of any Sanctions imposed by the United States, Canada, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to any Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to Sanctions.
6Q.    Specified Canadian Pension Plan. No Obligor will, nor will it permit any of its Subsidiaries to, maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan.
7.    EVENTS OF DEFAULT.
7A.    Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
(i)     the Issuer defaults in the payment of any principal of, or any Yield- Maintenance Amount or other prepayment compensation payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or
(ii)     the Issuer defaults in the payment of any interest on any Note or any other amount due under this Agreement within three days after the same shall become due; or
(iii)     (A) any Credit Party or any of their respective Subsidiaries shall fail to make a payment of any principal of or premium or interest in respect of the Bank Credit Agreement that is outstanding beyond any period of grace provided with respect thereto (unless waived in writing by the Required Lenders, as such term is defined in the Bank Credit Agreement (and any other Persons a waiver from which is required) (and only so long as such waiver shall continue in effect by its terms)); or (B) any Credit Party or any Subsidiary of any Credit Party defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or premium or interest on any other Indebtedness beyond any period of grace provided with respect thereto, or any Credit Party or any Subsidiary of any Credit Party fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by any Credit Party or any Subsidiary of any Credit Party) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to any Credit Party or any Subsidiary of any Credit Party) shall occur and be continuing exceeds at least $10,000,000 individually or $25,000,000 in the aggregate, provided, further, that for purposes of this paragraph 7A(iii), the principal amount of the Indebtedness of any Credit Party or any Subsidiary of any Credit Party in respect of any Hedging Agreements at any time shall be treated as Indebtedness in an amount equal to the maximum aggregate amount (giving effect to any netting agreements) that any such Person would be required to pay if such Hedging Agreement were terminated at such time, provided that this clause (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such secured Indebtedness has been repaid in full substantially concurrently with the sale or transfer of such property or assets, and provided further, that an Event of Default under this clause (iii) caused by the occurrence of a breach or default with respect to Indebtedness described in this clause (iii) shall be cured for purposes of this Agreement upon the Person asserting such breach or default waiving such breach or default or upon a Credit Party or Subsidiary curing such breach or default if, at the time of such waiver or such cure no holder of a Note has exercised any rights or remedies with respect to an Event of Default under this clause (iii); or
(iv)     any representation or warranty made by any Credit Party or any of their respective Subsidiaries herein or in any of the other Transaction Documents, or by any Credit Party or any of their respective Subsidiaries or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or any of the other Transaction Documents shall be false in any material respect on the date as of which made; or
(v)     any Obligor fails to perform or observe any agreement contained in paragraph 5A(i), (ii) and (iii) or paragraph 6, after giving effect in the case of this clause (v) to any grace or cure period set forth therein; or
(vi)     any Credit Party fails to perform or observe any other agreement, term or condition contained herein or in any of the other Transaction Documents, and such failure shall not be remedied within 30 days after the earlier of (A) any Responsible Officer obtaining actual knowledge thereof and (B) any Obligor receiving written notice thereof from any holder of a Note; or
(vii)     any Credit Party or any of their respective Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or
(viii)     any decree or order for relief in respect of any Credit Party or any of their respective Subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or
(ix)     any Credit Party or any of their respective Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such Credit Party or such Subsidiary, or of any substantial part of the assets of any such Person, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to any Credit Party or any of their respective Subsidiaries under the Bankruptcy Law of any other jurisdiction; or
(x)     any such petition or application is filed, or any such proceedings are commenced, against any Credit Party or any of their respective Subsidiaries and such Credit Party or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(xi) any order, judgment or decree is entered in any proceedings against any Credit Party or any Subsidiary of any Credit Party decreeing the dissolution of such Credit Party or Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

(xii) [reserved]; or
(xiii)     one or more final judgments in an aggregate amount (not covered by insurance as to which the carrier or broker has not disputed coverage) in excess of $5,000,000 is rendered against any Credit Party or any of their respective Subsidiaries and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or
(xiv)    an ERISA Event shall have occurred that, in the opinion of the Required Holders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party or any Subsidiary thereof in an aggregate amount exceeding (i) $1,000,000 in any year or (ii) $3,000,000 for all periods; or
(xv)    (A) any event or condition exists in respect of any Canadian Pension Plan which presents the risk of liability of a Credit Party or any of its Subsidiaries which could be reasonably expected to have a Material Adverse Effect; (B) a Credit Party or any of its Subsidiaries shall fail to make minimum required contributions to amortize any funding deficiencies under a Canadian Pension Plan within the time period set out in any Requirement of Law or fail to make a required contribution under any Canadian Pension Plan or Canadian Benefit Plan which could result in the imposition of a Lien upon the assets of a Credit Party or any of its Subsidiaries; or (iii) a Credit Party or any of its Subsidiaries makes any improper withdrawals or applications of assets of a Canadian Pension Plan or Canadian Benefit Plan; or
(xvi)     any Subsidiary or the Parent shall fail to observe or perform in any material respect any covenant, condition or agreement contained in the Parent Guaranty, the Subsidiary Guaranty or any other Transaction Document to which it is a party, after giving effect in the case of this clause (xvi) to any grace or cure period set forth therein; or
(xvii)     the Pledge Agreement shall, for any reason, be terminated, cease to be in full force and effect or cease to create a valid, perfected, first priority security interest in the Collateral described in the Pledge Agreement or any party having granted any such security interests (or any successor thereto or representative thereof) shall make any claim or assertion to such effect, or any Credit Party or other Subsidiary (or any successor thereto or representative thereof) shall claim or assert that this Agreement or any other Transaction Document or any right or remedy of any holder of Notes hereunder or thereunder shall not be enforceable in accordance with its terms; or
(xviii)     any of the Transaction Documents shall cease for any reason to be in full force and effect or any party thereto (other than the Notes Collateral Agent or any holder from time to time of a Note) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof; or
(xix)    a Change in Control shall occur;
then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Issuer, terminate the Facility and/or declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, payable with respect to such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Issuer, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A, the Facility shall automatically terminate and all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, payable with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Issuer, and (c) with respect to any event constituting an Event of Default (including an Event of Default described in clauses (i) and (ii) of this paragraph 7A), the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such

Event of Default, by notice in writing to the Issuer, terminate the Facility and/or declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Issuer.
7B.    Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Issuer, rescind and annul such declaration and its consequences if (i) the Issuer shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount, if any, at the rate specified in the Notes of such Series, (ii) the Issuer shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 13C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
7C.    Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Issuer shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.
7D.    Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note and the other Transaction Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other Transaction Document. No remedy conferred in this Agreement or any other Transaction Document upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise.
8.    REPRESENTATIONS, COVENANTS AND WARRANTIES. The Issuer hereby represents, covenants and warrants as follows:
8A.    Organization. Each Obligor is a corporation duly organized and existing in good standing under the laws of its jurisdiction of organization, each other Credit Party is duly organized and existing in good standing (to the extent applicable) under the laws of the jurisdiction in which it is formed, and each Credit Party has the power to own its respective property and to carry on its respective business as now being conducted.
8B.    Financial Statements.
(i)    The Obligors have heretofore furnished to Prudential (a) a consolidated balance sheet and statements of income, stockholders equity and cash flows of the Parent and its Subsidiaries as of and for the fiscal year ended December 31, 2015 reported on by KPMG LLP, independent public accountants, and (b) consolidating balance sheets of the Parent and its Subsidiaries setting forth such information separately for the Parent and each Subsidiary thereof and related consolidating statements of operations for the Parent and its Subsidiaries setting forth such information separately for the Parent and each Subsidiary thereof as of and for such fiscal year, and including in comparative form the figures for the preceding fiscal year, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and of its Subsidiaries as of such dates and for such periods in accordance with GAAP. The Parent has also heretofore furnished to Prudential its Form 10-Q as of and for the period ended September 30, 2015.
(ii)    Since December 31, 2015, except as disclosed in any of the materials referred to in paragraph 8B(i)(a), there has been no adverse change in the business, operations, financial condition, assets or property of the Credit Parties, taken as a whole, except for any such changes that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 8B annexed hereto and as complete and correct as of the Effective Date, the Credit Parties have no liabilities, contingent or otherwise, not disclosed on the financial statements referred to in paragraph 8B(i), other than in respect of goods and services arising in the ordinary course of business.
8C.    Actions Pending. Except as disclosed on Schedule 8C annexed hereto, there is no action, suit, investigation or proceeding pending or, to the best knowledge of the Obligors, threatened against any of the Credit Parties or any of their respective Subsidiaries, or any properties or rights of such Persons, by or before any court, arbitrator or administrative or governmental body which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
8D.    Outstanding Indebtedness. None of the Credit Parties, nor any of their respective Subsidiaries, has outstanding any Indebtedness except as permitted by paragraph 6D. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, except for defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
8E.    Title to Properties.
(i)    Each Credit Party and its Subsidiaries has good and marketable title (free of Liens except such as are set forth on Schedule 6C annexed hereto (which is complete and correct as of the Effective Date) or are otherwise Permitted Liens) to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. No Credit Party is a party to any contract, agreement, lease or instrument (other than the Transaction Documents or the Bank Credit Documents) the performance of which, either unconditionally or upon the happening of any event, will result in or require the creation of a Lien that is not a Permitted Lien (except in favor of the Notes Collateral Agent or the Collateral Agent) on any of its property or assets (now owned or hereafter acquired) or otherwise result in a violation of any Transaction Documents.
(ii)    Except as set forth in Schedule 8E, each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
8F.    Taxes. Each Credit Party has and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown thereon or believed by it to be required to have been paid by it, except Taxes (i) the amount of which, in the aggregate, is not material, (ii) that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (iii) the failure to file a return for, or the failure to pay such Taxes, could not reasonably be expected to have a Material Adverse Effect.
8G.    Conflicting Agreements and Other Matters. Neither the Credit Parties nor any of their respective Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to result in a Material Adverse Effect. Neither the execution nor delivery of this Agreement, the Notes or any other Transaction Document, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Credit Party or any of their respective Subsidiaries pursuant to, the charter or by-laws of any such Person, any award of any arbitrator or any agreement (including any agreement with stockholders of such Person), instrument, order, judgment, decree, statute, law, rule or regulation to which the Issuer or any of its Subsidiaries is subject. Neither the Credit Parties nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Person, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Person of the type to be evidenced by the Notes or created by the Subsidiary Guaranty except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Issuer to Prudential).
8H.    Offering of Notes. Neither the Issuer nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Issuer for sale to, or solicited any offers to buy the Notes or any similar security of the Issuer from, or otherwise approached or negotiated with respect thereto with, any Person other than Prudential Affiliates and not more than 20 other institutional investors, and neither the Issuer nor any agent acting on its behalf has taken or will take any action which would subject the offer, issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.
8I.    Use of Proceeds. The proceeds of any Notes will be used as provided in the applicable Request for Purchase. None of the proceeds of the sale of any Notes hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” as defined in Regulation U (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called “margin stock”) or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a “purpose credit” within the meaning of such Regulation U. Neither the Obligors nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent and its Subsidiaries, and the Parent does not have any present intention that margin stock will constitute more than 5% of the value of such assets.
8J.    ERISA; Canadian Pension Plan and Benefit Plans.
(i)    No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $350,000 the fair market value of the assets of all such underfunded Plans.

(ii)    Schedule 8J lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by the Credit Parties and their Subsidiaries or in respect of which they have any liability. No Credit Party currently maintains or contributes to a Specified Canadian Pension Plan. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Credit Party and each of their Subsidiaries has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations) except where the failure to do so could not be reasonably expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan and Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 8J, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.
8K.    Governmental Consent. Neither the nature of the Credit Parties or of any of their Subsidiaries, nor any of their respective businesses or properties, nor any relationship between any of the Credit Parties or any of their respective Subsidiaries and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or the use of the proceeds thereof is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than the filing of UCC financing statements) in connection with the execution and delivery of this Agreement and the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of any other Transaction Document.
8L.    Compliance With Laws. The Credit Parties and their respective Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including without limitation, all Environmental Laws, except, in any such case, where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
8M.    Disclosure. Neither this Agreement or any of the other Transaction Documents nor any other document, certificate or statement furnished to any Purchaser by or on behalf of any Credit Party or any of their respective Subsidiaries in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the any Credit Party or any of their respective Subsidiaries which could reasonably be expected to result in a Material Adverse Effect and which has not been set forth in this Agreement. As of such Closing Day, the financial projections most recently delivered by the Parent to Prudential were reasonable on the date delivered based on the assumptions contained therein and the best information available to the Obligors.
8N.    Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.
8O.    Investment Company Act. Neither any of the Credit Parties nor any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company” required to register within the meaning of the Investment Company Act of 1940, as amended.
8P.    [Intentionally Omitted]
8Q.    Foreign Assets Control Regulations, etc.
(i)    Neither the Issuer nor any Controlled Entity is (a) a Person (1) whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury or (2) who is listed in any Sanctions-related list of designated Persons maintained by the United Nations Security Council, the Canadian government, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or relevant sanctions authority (each Person described in clauses (1) and (2), a “Listed Person”) (b) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (1) any Listed Person or (2) any Person, entity, organization, foreign country or regime that is subject to any Sanctions, or (c) otherwise blocked, subject to, or engaged in any activity in violation of, any Sanctions or any enabling legislation or executive order relating to any of the foregoing (each Listed Person and each other Person, entity, organization and government of a country described in clause (a), clause (b) or clause (c), a “Blocked Person”). Neither the Issuer nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to any Sanctions.
(ii)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Issuer or any Controlled Entity, directly or indirectly, (a) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (b) otherwise in violation of any Sanctions.
(iii)    Neither the Issuer nor any Controlled Entity (a) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any Sanctions violations, (b) to the Issuer’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any Sanctions violations, (c) has been assessed civil penalties under any Anti-Money Laundering Laws or any Sanctions, or (d) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and Sanctions.
(iv)    (a)    Neither the Issuer nor any Controlled Entity (1) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (2) to the Issuer’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (3) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (4) has been or is the target of Sanctions imposed by the United States, Canada, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority;
(b)    To the Issuer’s actual knowledge after making due inquiry, neither the Issuer nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and
(c)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
9.    REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:
9A.    Nature of Purchase. Such Purchaser represents it is purchasing the Notes purchased by it hereunder for investment for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds (or commingled pension trust funds) and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under such circumstances where neither such registration nor such an exemption is required by law, and the Issuer is not required to register any of the Notes.
9B.    Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(i)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(ii)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)    the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (a) the identity of such QPAM and (b) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (iv); or
(v)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (v); or
(vi)    the Source is a governmental plan; or
(vii)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (vii); or
(viii)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
10.    DEFINITIONS; ACCOUNTING MATTERS.
For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.
10A.    Yield-Maintenance Terms.
“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Designated Spread” shall mean 0.50%.
“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or, if Bloomberg Financial Markets shall cease to report such yields in Page PX1 or shall cease to be Prudential’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.
“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.
“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.
10B.    Other Terms.
“Acceptance” shall have the meaning specified in paragraph 2E.
“Acceptance Day” shall have the meaning specified in paragraph 2E.
“Acceptance Window” shall have the meaning specified in paragraph 2E.
“Accepted Note” shall have the meaning specified in paragraph 2E.
“Adjusted Hedging Exposure Amount” means the maximum aggregate amount (giving effect to any netting agreements) that the applicable Credit Party or other Subsidiary would be required to pay at any time if all of its Hedging Agreements were terminated at such time, net of the maximum aggregate amount (giving effect to any netting agreements) that the applicable Credit Party or other Subsidiary would be entitled to receive at such time.
“Affiliate” shall mean, at any time, and with respect to any Person, (i) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (ii) any Person (other than institutional holders and publicly traded mutual funds) beneficially owning or holding, directly or indirectly, 30% or more of any class of voting or equity interests of the Parent or any Subsidiary or any corporation of which the Parent and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent.
“Agreement, this” shall have the meaning specified in paragraph 13C.

“Anti-Corruption Laws” shall have the meaning specified in paragraph 8Q(iv)(a).
“Anti-Money Laundering Laws” shall have the meaning specified in paragraph 8Q(iii).
“Authorized Officer” shall mean (i) in the case of the Obligors, each Obligor’s chief executive officer, its president, its chief financial officer, its treasurer, any vice president of such Obligors designated as an “Authorized Officer” of the Obligor in the Information Schedule attached hereto or any vice president of such Obligor designated as an “Authorized Officer” of such Obligor for the purpose of this Agreement in an Officer's Certificate executed by such Obligor’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of any Obligor by any individual who on or after the date of this Agreement shall have been an Authorized Officer of such Obligor and whom Prudential in good faith believes to be an Authorized Officer of such Obligor at the time of such action shall be binding on such Obligor even though such individual shall have ceased to be an Authorized Officer of such Obligor, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Obligors in good faith believe to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.
“Available Facility Amount” shall have the meaning specified in paragraph 2A.
“Bank Credit Agreement” shall mean that certain Third Amended and Restated Credit Agreement, dated as of April 27, 2016, by and among the Obligors, Lippert Components Canada, Inc., the other borrowers party thereto from time to time, the Bank Lenders and JPMorgan Chase Bank, N.A., as administrative agent for the Bank Lenders.
“Bank Credit Documents” shall have the meaning ascribed to the defined term “Loan Documents” in the Bank Credit Agreement.
“Bank Lenders” shall mean the lenders from time to time party to the Bank Credit Agreement.
“Bankruptcy Law” shall have the meaning specified in clause (viii) of paragraph 7A.
“Blocked Person” shall have the meaning specified in paragraph 8Q(i).
“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which Prudential is not open for business.
“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Credit Party or any Subsidiary of any Credit Party has any liability with respect to any employee or former employee in Canada, but excluding any Canadian Pension Plans.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party or any Subsidiary of any Credit Party for its employees or former employees, but does not include any plan, program, policy or arrangement which is maintained by a Governmental Authority.
“Cancellation Date” shall have the meaning specified in paragraph 2H(3).
“Cancellation Fee” shall have the meaning specified in paragraph 2H(3).

“Capital Expenditures” shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as capital expenditures on the consolidated statement of cash flows for the Parent and its consolidated Subsidiaries during such period (including the amount of assets leased under any Capitalized Lease Obligation during such period), less the net proceeds received by such Persons during such period from sales of fixed tangible assets as reflected on the consolidated statement of cash flows for that period.
“Capital Lease” shall mean at any time a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capitalized Lease Obligation” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Stock Buyback” shall mean any Parent stock repurchase.
“CFC” shall have the meaning specified in paragraph 5K.
“Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof, excluding management personnel as listed in the proxy statement dated April 15, 2016 of the Parent) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation after the Effective Date of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) directors of the Parent on the Effective Date, (ii) nominated or appointed by the board of directors of the Parent nor (iii) approved by the board of directors of the Parent as director candidates prior to their election; (c) the acquisition after the Effective Date of direct or indirect Control of the Parent by any Person or group; or (d) the ownership after the Effective Date by any Person other than the Parent of any Equity Interests of the Issuer, or the ownership by any Person other than the Issuer, or a Subsidiary of the Issuer that is the owner thereof as of the Effective Date (or such later date on which such Subsidiary Guarantor becomes a Subsidiary Guarantor pursuant to the terms of this Agreement), of any Equity Interests of the Issuer or any Subsidiary Guarantor (other than the Parent).
“CISADA” shall mean the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing Day” shall mean with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Issuer and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2G, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2H(2), shall mean the Rescheduled Closing Day with respect to such Accepted Note.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean the shares of Equity Interests of the Credit Parties in which a Lien has been created under the Pledge Agreement in favor of the Notes Collateral Agent for the benefit of the holders of the Notes to secure the obligations of the Credit Parties under this Agreement, the Notes and the other Transaction Documents.
“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Bank Lenders.
“Collateral Agency Agreement” shall mean that certain Second Amended and Restated Collateral Agency Agreement, dated as of April 27, 2016, by and among the Issuer, Prudential, the Series A Purchasers, each of the other holders of the Notes from time to time and the Notes Collateral Agent (as amended, supplemented or otherwise modified from time to time).
“Confirmation of Acceptance” shall have the meaning specified in paragraph 2E.
“Consolidated Indebtedness” shall mean, as of any date of determination, all Indebtedness of the Parent and its Subsidiaries as would be shown on a consolidated balance sheet of the Parent and its Subsidiaries as of such date prepared in accordance with GAAP (other than the undrawn amount of any letters of credit issued pursuant to the terms of the Bank Credit Agreement).
“Consolidated Interest Expense” shall mean, for the period in issue all net interest expense of the Parent and its Subsidiaries, whether paid or accrued, without duplication, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” shall mean, as of the date of determination, Consolidated Total Assets minus total liabilities of the Parent and its Subsidiaries, determined on a consolidated basis in conformity with GAAP.
“Consolidated Tangible Net Worth” shall mean, as of any date of determination, (a) Consolidated Net Worth minus (b) the aggregate amount of (i) all assets classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses; (ii) loans or advances to, investments in, or receivables from (x) any Affiliate of either Obligor or (y) any Person if such loan, advance, investment or receivable is outside the ordinary course of business of the Parent or the relevant Subsidiary; and (iii) prepaid expenses, in each case of the Parent and its Subsidiaries on a consolidated basis in conformity with GAAP.
“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Parent and its Subsidiaries as would be shown on a consolidated balance sheet of the Parent and its Subsidiaries as of such date prepared in accordance with GAAP.
“Consolidated Total Capitalization” shall mean, at any time, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Tangible Net Worth, in each case determined as of the last day of the fiscal quarter of the Parent then most recently ended.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlled Entity” shall mean (i) any of the Subsidiaries of the Issuer and any of their or the Issuer’s respective Controlled Affiliates and (ii) the Parent and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Credit Parties” shall mean, collectively, without duplication, the Obligors and the Subsidiary Guarantors.
“Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date minus (ii) Capital Expenditures made during such four fiscal quarter period minus (iii) the result (if positive) of (x) cash dividends paid by the Parent during such four fiscal quarter period minus (if positive) (y) Excess Cash as of such date minus (z) the aggregate Revolving Credit Exposure (as such term is defined in the Bank Credit Agreement) on such date minus (iv) the aggregate amount of Cash Stock Buybacks made during such period that are not applied toward the lifetime dollar limitation therefor set forth in paragraph 6G, to (b) the sum of (i) the current portion of Consolidated Indebtedness (as determined as of such date) plus (ii) the Consolidated Interest Expense for such period.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2H(2).
“Distribution” shall mean in respect of any Person: (a) dividends or other distributions or payments on capital stock or other equity interest of such Person (except distributions in such stock or other equity interest); and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests (but excluding the acquisition through repurchase programs by the Parent of its common stock to be held as treasury stock).
“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.
“EBITDA” shall mean, for any period in issue, the sum of, without duplication, income before paid taxes plus Consolidated Interest Expense, depreciation, amortization of tangible or intangible assets, plus transaction costs related to the Transaction Documents and the Bank Credit Agreement and related documents, plus transaction fees and charges paid (and for which reasonably satisfactory documentation has been provided to the Required Holders) in connection with the issuance or offering of Equity Interests, acquisitions and similar investments, dispositions of any Person or all or substantially all of the assets or division or product line of any Person, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions (or any of the foregoing transactions that are proposed and not consummated), in an aggregate amount not to exceed $5,000,000 in any period of four consecutive fiscal quarters, plus (or minus) unrealized losses or gains arising from foreign currency transactions, plus (or minus) (x) any non-cash charges relating to the impairment of goodwill and non-cash expenses in connection with stock-based compensation, extraordinary gains (or losses) and any gains (or losses) from the sale or disposition of assets other than in the ordinary course of business and (y) such other non-cash charges as the Required Holders may consent to in writing; all on a consolidated basis for the Parent and its Subsidiaries and all calculated in accordance with GAAP, and plus (or minus) adjustments for acquisitions and dispositions as set forth in the definition of Pro Forma Basis.
“Effective Date” shall mean April 27, 2016.
“Environmental Laws” shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.
“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as any Credit Party within the meaning of section 414(b) of the Code, or any trade or business which is under common control with any Credit Party within the meaning of section 414(c) of the Code.
“ERISA Event” shall mean (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) the existence with respect to any Plan of an "adjusted funding target attainment percentage" (within the meaning of Section 436 of the Code) that is less than eighty percent; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.
“Excess Cash” shall mean, on any date of determination, an amount equal to (i) the unrestricted cash on hand of the Credit Parties on such day minus (ii) $2,000,000.
“Excess Liquidity” shall mean on any date of determination, the sum of the unrestricted cash and marketable securities of the Credit Parties on such date plus the amount of the unused Revolving Credit Commitment (as such term is defined in the Bank Credit Agreement) as in effect on such date.
“Excess Replacement Assets” shall have the meaning specified in paragraph 6H(iv).
“Excess Restricted Payments” shall mean an amount, not less than zero, which shall be equal to the Restricted Payments made in cash during the current fiscal quarter reduced by the Excess Cash as of the last day of the most recent fiscal quarter then ended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Existing Agreement” shall have the meaning specified in paragraph 1A.
“Facility” shall have the meaning specified in paragraph 2A.
“Fair Market Value” shall mean at any time and with respect to any property, the sale value of such property that would reasonably be estimated to be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell) as determined by the Parent or the relevant Subsidiary in good faith; provided that if the fair market value is equal to or exceeds $2,500,000, such determination shall be approved by the board of directors of the Parent.
“Fitch” shall mean Fitch Ratings, Inc.
“Foreign Borrower” shall have the meaning set forth in the Bank Credit Agreement.
“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America as promulgated by the Financial Accounting Standards Board (“FASB”) or other accounting standards setting entity accepted by the SEC.
“Governmental Authority” shall mean

(i)    the government of
(a)    the United States of America or any State or other political subdivision thereof, or
(b)    any jurisdiction in which the Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent or any Subsidiary, or
(ii)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guarantee” shall mean, with respect to any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.
“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.
“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Hedging Exposure Amount” shall mean at any time the maximum aggregate amount (giving effect to any netting agreements) that the applicable Obligor and or Subsidiary thereof would be required to pay at such time if all of their Hedging Agreements were terminated at such time.
“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Issuer makes the Request for Purchase of such Note.
“Inactive Subsidiary” shall mean, with respect to any Person on any date, a Subsidiary of such Person (i) that conducts no business activities on such date, (ii) the assets of which Subsidiary have a Fair Market Value less than the smaller of (x) $50,000 or (y) one-half of one percent (.50%) of the consolidated assets of such Person and its Subsidiaries; (iii) the total liabilities of which are less than $25,000; and (iv) has been designated as an Inactive

Subsidiary by notice from the Issuer to the holders of Notes; provided that if the assets of all such Subsidiaries that meet the foregoing conditions (each, a "Specified Subsidiary"), in the aggregate, exceed either of the thresholds of clause (ii), then there shall be excluded from the term "Inactive Subsidiary" the Specified Subsidiary having the greatest assets, and, if necessary, the Specified Subsidiary having the next greatest assets, and so on, until the assets of the remaining Specified Subsidiaries, in the aggregate, no longer exceed either of such thresholds of clause (ii) (such remaining Specified Subsidiaries constituting the Inactive Subsidiaries); provided further, that no Credit Party and no Subsidiary that has provided a Guarantee of Indebtedness outstanding under Indebtedness permitted under paragraph 6D(ii) and/or any Indebtedness incurred pursuant to and permitted under paragraph 6D(ii) which renews, extends, substitutes, refinances or replaces Indebtedness permitted under paragraph 6D(ii) shall be an Inactive Subsidiary.
“including” shall mean, unless the context clearly requires otherwise, “including without limitation”.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such obligation and (ii) the Fair Market Value of such property, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capitalized Lease Obligations of such Person (and excluding from the definition of Indebtedness leases of real or personal property which are not Capital Leases) to the extent recorded as a liability on the balance sheet of such Person in accordance with GAAP, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties), (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and current accounts payable incurred in the ordinary course of business and (ii) liabilities associated with customer prepayments and deposits arising in the ordinary course of business). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“INHAM Exemption” shall have the meaning specified n paragraph 9B(v).
“Intercreditor Agreement” shall mean that certain Third Amended and Restated Intercreditor Agreement, dated as of the date hereof, by and among the Bank Lenders, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Bank Lenders and as Collateral Agent, Prudential, the Series A Purchasers and each of the other holders from time to time of the Notes and the Notes Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time).
“Issuance Fee” shall have the meaning specified in paragraph 2H(1).
“Issuance Period” shall have the meaning specified in paragraph 2B.
“Issuer” shall have the meaning specified in the introductory paragraph hereto.
“ITA” shall mean the Income Tax Act (Canada), as amended.
“Leverage Ratio” shall mean, as of the end of any fiscal quarter of the Parent, the ratio of (a) Consolidated Indebtedness determined on the last day of such fiscal quarter to (b) EBITDA for the period of four consecutive fiscal quarters of the Parent ending on the last day of such fiscal quarter, each as determined on a Pro Forma Basis.

“Lien” shall mean with respect to any asset, (a) any mortgage, pledge or hypothecation of, or any lien, encumbrance, charge, or security interest in such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, title retention agreement or Capital Lease (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Listed Person” shall have the meaning specified in paragraph 8Q(i).
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Issuer to perform its obligations under this Agreement or any of the Notes, (c) the ability of the Parent and its Subsidiaries, taken as a whole, to perform their obligations under any of the Transaction Documents, (d) the validity or enforceability of this Agreement or any of the other Transaction Documents or (e) the Liens taken as a whole granted by the Pledge Agreement.
“Minority Interests” shall mean any shares of stock of any class of a Subsidiary of any Person (other than directors' qualifying shares as required by law) that are not owned by such Person and/or one or more of such Person's Subsidiaries. Minority Interests shall be valued by valuing "Minority Interests" consisting of preferred stock at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing "Minority Interests" consisting of common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing "Minority Interests" in preferred stock.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA.
“NAIC Annual Statement” shall have the meaning specified in paragraph 9B(i).
“Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Indebtedness on such date minus the lesser of (i) the aggregate amount of unrestricted cash held or located in the United States of the Parent and the Subsidiary Guarantors on such date and (ii) $25,000,000 to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date.
“New Subsidiary” shall have the meaning specified in paragraph 5K.
“Notes” shall have the meaning specified in paragraph 1C.
“Notes Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the holders of the Notes.
“Obligors” shall have the meaning specified in the introductory paragraph hereto.
“Officer's Certificate” shall mean, with respect to any Obligor, a certificate signed in the name of such Obligor by an Authorized Officer of such Obligor.
“Parent” shall have the meaning specified in the introductory paragraph hereto.
“Parent Guaranty” shall have the meaning specified in paragraph 3A(1)(i).
“PBGC” shall mean the Pension Benefit Guaranty Corporation.
“Permitted Liens” shall mean the following:

(i)    any Lien existing on the Effective Date which is listed on Schedule 6C to this Agreement securing Indebtedness listed on such schedule and any extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount of such Indebtedness secured by such Lien, provided that any such Lien shall secure only those obligations which it secured as of the Effective Date (except that any such Liens on properties constructed, improved or acquired with the proceeds of industrial revenue or development bond issues representing Indebtedness of a Credit Party owing directly or indirectly to GE Capital Finance, Inc., and which Liens secure only such issues, whether such issues are outstanding as of the Effective Date or which thereafter become outstanding, may secure other such issues representing Indebtedness so owing to such obligee the proceeds of which have been used by a Credit Party to construct, improve or acquire other property, so long as such Liens do not extend to any property of a Credit Party not so financed and secure only Indebtedness represented by such issues);
(ii)    any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of any fixed or capital assets acquired, constructed or improved, including pursuant to Capital Leases or purchase money financing, by any Obligor or any Subsidiary thereof after the Effective Date; provided that (a) such Lien secures Indebtedness permitted under this Agreement, (b) such Lien and the Indebtedness secured thereby are incurred within 180 days (and in the case of industrial revenue bonds, 360 days) prior to or after such acquisition or the completion of such construction or improvement or the placing in service, as the case may be, of the asset which is subject to such Lien, (c) the Indebtedness secured thereby does not at any time exceed 85% (in the case of real property and the improvements thereon) or 100% (in the case of personal property, other than fixtures) of the cost of acquiring, constructing or improving such fixed or capital assets, and (d) such Lien shall not apply to any other property or assets of any Obligor or any Subsidiary thereof;
(iii)    carriers', warehousemen's, mechanics', repairmen's, construction and other like Liens imposed by law arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established therefor in accordance with GAAP on the books of the relevant Obligor or Subsidiary, as the case may be, and as to which the failure to make payment during such contest could not reasonably be expected to have a Material Adverse Effect;
(iv)    pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations in respect of which adequate reserves shall have been established;
(v)    deposits and Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(vi)    servitudes, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Obligor or any Subsidiary thereof;
(vii)    Liens securing Indebtedness of one Credit Party or any one of their respective Subsidiaries to another Credit Party or any of their respective Subsidiaries; provided that (w) such Indebtedness is permitted under paragraphs 6D or 6G hereof (as applicable), (x) all of the outstanding capital stock or other equity interests of each such Credit Party or Subsidiary shall be owned 100% directly or indirectly by the Parent, (y) each of such Credit Parties or such Subsidiaries to or by whom such Indebtedness is owed, or who owns (directly or indirectly) any stock referred to in the preceding clause (x), shall have become party to the Subsidiary Guaranty and (z) such Indebtedness shall not be assigned or transferred by the obligee thereof to any Person other than another Credit Party or any of their respective

Subsidiaries such that after giving effect to such assignment and transfer all of the foregoing conditions are satisfied;
(viii)    Liens in favor of consignors in consignors’ consigned assets in an aggregate amount not to exceed $5,000,000;
(ix)    Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of paragraph 5H;
(x)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Issuer or a Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Issuer or any Subsidiary to provide collateral to the depository institution;
(xi)    Liens of lessors, lessees and sublessees of real property on property leased by or to the Issuer or a Subsidiary in the ordinary course of business and not interfering in any material respect with the business of the Issuer or such Subsidiary;
(xii)    Liens of customs and revenue authorities arising as a matter of law relating to the importing or exporting of goods in the ordinary course of business;
(xiii)    Liens to secure insurance premium financing;
(xiv)    Liens in the nature of contractual restrictions created under agreements related to Transfers of assets permitted under paragraph 6H;
(xv)    Liens securing judgments or awards not exceeding the amounts set forth in paragraph 7A(xiii);
(xvi)    Liens in the nature of contractual restrictions related to joint venture interests under joint venture agreements to the extent such investments are permitted under paragraph 6M;
(xvii)    Liens related to permitted repurchase investments described in clause (vi) of the definition of Permitted Loans and Investments;
(xviii)    claims by buyers to cash earnest deposits made in connection with acquisitions not prohibited hereunder;
(xix)    Liens securing credit facilities entered into by Foreign Subsidiaries to the extent permitted under paragraph 6D;
(xx)    Liens securing the Notes and Indebtedness permitted under paragraph 6D(ii) and/or any Indebtedness incurred pursuant to and permitted under paragraph 6D(iv) which renews, extends, substitutes, refinances or replaces Indebtedness permitted under paragraph 6D(ii), in each case so long as the Notes are secured equally and ratably therewith pursuant to such documents, instruments and agreements as shall be required by the Required Holders, including the Intercreditor Agreement;
(xxi)    other Liens, provided that the aggregate amount of all outstanding Indebtedness secured by such Liens shall not at the time of the granting of any additional Lien exceed 15% of Consolidated Net Worth (determined as of the last day of the then most recently ended fiscal quarter of the Parent); and

(xxii)    Liens that extend, renew or replace Liens permitted by clauses (i) through (xxi);
provided, however, that in no event shall Indebtedness secured by Liens described in clauses (i), (ii) and (xxi) exceed 55% of Total Capitalization of the Parent and its Subsidiaries when any additional secured Indebtedness is incurred.
Notwithstanding anything contained herein to the contrary, the Obligors acknowledge and agree that they will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Liens in respect of any Indebtedness under the Bank Credit Agreement, except in accordance with clause (xx) above.
“Permitted Loans and Investments” shall mean (i) subject to paragraph 6D(viii) hereof, investments, loans and advances by any Credit Party or any of their respective Subsidiaries in and to the Parent or any Wholly-Owned Subsidiaries; provided that in the case of any such investment, loan or advance by any Credit Party, such investment, loan or advance shall be (a) to or in another Credit Party (other than a Foreign Borrower), (b) used for consideration for acquisitions permitted under clause (viii) below or (c) otherwise in an aggregate outstanding amount not to exceed $25,000,000 at any time; (ii) purchases of capital stock of the Parent so long as the Parent would be permitted to make any such purchase under paragraph 6G; (iii) investments in commercial paper and loan participations maturing within 270 days from the date of acquisition thereof having, at such date of acquisition, a rating of A-2, P-2 or F-2 or better from S&P, Moody’s or Fitch, respectively, or by another nationally recognized credit rating agency; (iv) direct obligations of, or obligations the principal of or interest on which are unconditionally guaranteed by the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) (or by any other foreign government of equal or better credit quality), in each case maturing within one year from the date of acquisition thereof; (v) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and deposit accounts and money market deposit accounts issued or offered by, any domestic office of any commercial bank which is on the Federal Reserve Board’s list of the top 50 bank holding companies (or is a subsidiary thereof); (vi) fully collateralized repurchase agreements, having terms of less than 90 days, for government obligations of the type specified in (iv) above with a commercial bank or trust company meeting the requirements of (v) above; and (vii) instruments equivalent to those referred to in clauses (iii) and (v) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary in such jurisdictions; (viii) investments constituting acquisitions of the assets or stock or other securities of any Person or of assets constituting a business unit; provided, however, that (a) no Default or Event of Default then exists or would result therefrom, (b) the total consideration in respect of any such acquisition or series of related acquisitions in any period of four fiscal quarters most recently ended for which financial statements have been provided pursuant to paragraph 5A(i) or paragraph 5A(ii) does not exceed EBITDA of the Parent and its Subsidiaries for such period, and (c) the aggregate consideration for any such acquisitions of assets, stock or other securities of Persons that are not U.S. Persons or are otherwise located outside of the United States shall not exceed $125,000,000 in the aggregate after the Effective Date; (ix) advances to management personnel, employees and agents in the ordinary course of business for travel and entertainment expenses in an aggregate outstanding amount not to exceed $250,000; (x) other investments existing on the date of this Agreement and disclosed on Schedule 6M; (xi) short term intercompany investments between the Credit Parties, between the Credit Parties and their Subsidiaries and between Subsidiaries of the Credit Parties related to cash management arising in the ordinary course of business in an aggregate outstanding amount not to exceed $5,000,000 at any time; (xii) investments in the nature of non-cash consideration related to Transfers permitted under paragraph 6H; (xiii) investments in the form of Hedging Agreements permitted under paragraph 6N; (xiv) investments in the nature of accounts receivable, notes receivable, security deposits, prepayments and trade credit arising in the ordinary course of business; (xv) Guarantees of Indebtedness permitted under paragraph 6D so long as the guaranteeing Person would be permitted to incur such Indebtedness under paragraph 6D; (xvi) investments received in connection with bankruptcy of customers and in good faith settlement of delinquent obligations of, and other disputes with, customers, so long as such underlying obligations arise in the ordinary course of business of the applicable Credit Party or Subsidiary; (xvii) investments in joint ventures if the aggregate outstanding consideration for all such joint ventures, together with the Fair Market Value of all assets and investments transferred to joint ventures pursuant to paragraph 6H(xii), does not exceed

$20,000,000; and (xviii) other investments if the aggregate outstanding consideration for all such investments does not exceed $10,000,000 at the time any such investment is made.
“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
“Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Issuer or any ERISA Affiliate.
“Pledge Agreement” shall have the meaning specified in paragraph 3A(1)(iv).
“Preferred Stock” shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.
“Priority Debt” shall mean, as of any date, the sum (without duplication) of all outstanding secured Indebtedness of any Obligor or any Subsidiary of any Obligor, other than (a) secured Indebtedness of such Subsidiary owing solely to any Obligor or any Wholly-Owned Subsidiary of any Obligor, and (b) Indebtedness of any Credit Party under the Bank Credit Agreement and with respect to the Notes.
“Pro Forma Basis” shall mean, (a) for the determination of “EBITDA”, “Capital Expenditures” and “Consolidated Interest Expense” for any period of four consecutive fiscal quarters of the Parent for which financial statements have been provided pursuant to paragraph 5A(i) or paragraph 5A(ii) (i) for any period of four fiscal quarters in which any Subsidiary is acquired by a Credit Party or a Subsidiary from a Person that was not an Affiliate of a Credit Party or a Subsidiary thereof, or any disposition occurs of any Person that ceases to be a Subsidiary upon the consummation thereof, EBITDA, Capital Expenditures and Consolidated Interest Expense shall be calculated, to the extent practicable, such calculation shall be made on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a senior financial officer of the Parent) as if such acquisition or such disposition had occurred on the first day of such period, and (ii) all Indebtedness incurred, assumed or repaid (or to be incurred, assumed or repaid) in connection with all such transactions referred to in clause (i) (x) was incurred, assumed or repaid on the first day of such period, as the case may be, and (y) if incurred, was outstanding in full at all times during such period and had in effect at all times during such period (or any portion of such period during which such Indebtedness was not actually outstanding) an interest rate equal to the interest rate in effect on the date of the actual incurrence thereof (regardless of whether such interest rate is a floating rate or would otherwise change over time by reference to a formula or for any other reason), and (b) on any date other than the last day of a fiscal quarter, (i) Consolidated Indebtedness of the Parent and the Subsidiaries and Excess Cash and the aggregate amount of unrestricted cash of the Parent and the Subsidiary Guarantors shall each be calculated as of the date of such calculation after giving pro forma effect to any transactions occurring on such date and (ii) each other amount shall be calculated based on the period of four fiscal quarters most recently ended for which financial statements have been provided pursuant to paragraph 5A(i) or paragraph 5A(ii).
“Prudential” shall have the meaning specified in the introduction hereto.
“Prudential Affiliate” shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s Voting Stock or equivalent voting securities or interests.
“Purchasers” shall have the meaning specified in the introduction hereto.

“PTE” shall have the meaning specified in paragraph 9B(i).
“QPAM Exemption” shall have the meaning specified in paragraph 9B(iv).
“Request for Purchase” shall have the meaning specified in paragraph 2C.
“Required Holder(s)” shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding and, if no Notes are outstanding, shall mean Prudential.
“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescheduled Closing Day” shall have the meaning specified in paragraph 2G.
“Responsible Officer” shall mean the chief executive officer, president, chief financial officer or chief accounting officer of the Issuer or the Parent, general counsel of the Issuer or the Parent or any other officer of the Issuer or the Parent, as the context requires, involved principally in its financial administration or its controllership function.
“Restricted Assets” shall mean “inventory” or “accounts” or any “proceeds” thereof, as such terms are defined in Section 9-102 of the Uniform Commercial Code as in effect in the State of New York from time to time.
“Restricted Payment” shall mean: (i) any Distribution in respect of the Equity Interests of a Credit Party or any Subsidiary of a Credit Party, including, without limitation, any Distribution resulting in the acquisition by a Credit Party of securities which would constitute treasury stock, and (ii) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct, or indirect, by a Credit Party or any Subsidiary thereof, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred) other than in respect of Subordinated Debt of one Credit Party to another Credit Party provided that no Event of Default exists or would result from such prepayment and, in the case of any such repayment of Subordinated Debt by a Credit Party, such repayment is made to another Credit Party.
For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. or Canadian government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“S&P” shall mean Standard & Poor’s Corporation.
“SEC” shall mean the Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Series” shall have the meaning specified in paragraph 1C.

“Series A Notes” shall have the meaning specified in paragraph 1A.
“Series A Purchasers” shall have the meaning specified in the introduction hereto.
“Shelf Note” shall have the meaning specified in paragraph 1C.
“Significant Holder” shall mean at any time (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note at such time, or (ii) any other holder at such time of at least 10% of the aggregate principal amount of the Notes of any Series then outstanding.
“Source” shall have the meaning specified in paragraph 9B.
“Subordinated Debt” shall mean any Indebtedness that is in any manner subordinated in right of payment or security in any respect to the Notes.
“Subordination Agreement” shall have the meaning specified in paragraph 3(A)(1)(iii).
“Subsidiary” shall mean, with respect to any Person (the “parent entity”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent entity in the parent entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent entity, or (b) that is, as of such date, otherwise controlled by the parent entity or one or more subsidiaries of the parent entity or by the parent entity and one or more subsidiaries of the parent entity. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent.
“Subsidiary Guaranty” shall have the meaning specified in paragraph 3A(1)(ii).
“Subsidiary Guarantor” shall mean (a) each of the Subsidiaries of the Obligors listed on Schedule 3A(1), and (b) each Person that hereafter becomes a party to the Subsidiary Guaranty pursuant to the requirements of paragraph 5K.
“Successor Corporation” shall have the meaning specified in paragraph 6B.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transaction Documents” shall mean, collectively, this Agreement, the Notes, the Pledge Agreement, the Subordination Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Intercreditor Agreement and the Collateral Agency Agreement, and any and all other agreements, documents, certificates and instruments from time to time executed or delivered in connection therewith or related thereto.
“Transfer” shall have the meaning specified in paragraph 6H.
“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.
“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as may be amended from time to time.

“U.S. Dollars” shall mean the lawful currency of the United States of America.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“Voting Stock” shall mean, with respect to any Person, any shares of stock (or similar equity interests) of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors (or members of a similar body that has management authority of such Person) of such Person (irrespective of whether at the time stock (or similar equity interests) of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Wholly-Owned Subsidiary” shall mean, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Obligors and the Obligors’ other Wholly-Owned Subsidiaries at such time.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
10C.    Accounting Principles, Terms and Determinations.
(i)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Issuer notifies Prudential that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Prudential notifies the Issuer that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of determining compliance with this Agreement (including, without limitation, paragraphs 5 and 6 and the definition of “Indebtedness”), any election by any Credit Party to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made
(ii)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

11.    [Intentionally Deleted].
12.    CONFIDENTIALITY.
For the purposes of this paragraph 12, “Confidential Information” means information delivered to Prudential or any Purchaser by or on behalf of any Credit Party or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Prudential or such Purchaser as being confidential information of such Credit Party or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Purchaser, as the case may be, prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Purchaser or any person acting on their behalf, (c) otherwise becomes known to Prudential or such Purchaser other than through disclosure by any Credit Party or any of its Subsidiaries or (d) constitutes financial statements delivered to Prudential or such Purchaser under paragraph 5A that are otherwise publicly available. Prudential and each Purchaser will maintain the confidentiality of such Confidential Information received by it in accordance with procedures adopted by Prudential or such Purchaser, as the case may be, in good faith to protect confidential information of third parties delivered to it, provided that Prudential or such Purchaser, as the case may be, may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes or this Agreement), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 12, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Institutional Investor has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12), (v) any Person from which it offers to purchase any security of the Parent or of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12), (vi) any federal or state regulatory authority having jurisdiction over Prudential or such Purchaser, as the case may be, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about Prudential’s or such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Prudential or such Purchaser is a party, or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 12 as though it were a party to this Agreement. On reasonable request by the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying the provisions of this paragraph 12.
13.    MISCELLANEOUS.
13A.    Note Payments. The Issuer agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount, if any, payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 2:00 p.m., New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in (x) the Purchaser Schedule attached hereto, in the case of the Series A Notes, and (y) the Confirmation of Acceptance with respect to such Note, in the case of any Shelf Note, or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Issuer agrees to afford the benefits of this paragraph 13A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 13A.
13B.    Expenses. The Issuer agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by Prudential or any Purchaser or any Transferee in connection with this Agreement and the other Transaction Documents, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the other Transaction Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys’ fees, incurred by Prudential or any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or by reason of Prudential, any Purchaser or any Transferee having acquired any Note, including, without limitation, costs and expenses incurred in any workout, restructuring or bankruptcy case. The obligations of the Issuer under this paragraph 13B shall survive the transfer of any Note or portion thereof or interest therein by Prudential, any Purchaser or any Transferee and the payment of any Note.
13C.    Consent to Amendments. This Agreement may be amended, and any Credit Party or Subsidiary thereof may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Issuer shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of all Notes except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount or prepayment compensation payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 13C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration which would affect such provisions in the manner described in this clause (ii), (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Shelf Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 13C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any of the Credit Parties and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement (including, without limitation, all Schedules and Exhibits attached hereto) as it may from time to time be amended or supplemented.
13D.    Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Issuer shall keep at its principal office a register in which the Issuer shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Issuer, the Issuer shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Issuer. Whenever any Notes are so surrendered for exchange, the Issuer shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Issuer will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.
13E.    Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount or other prepayment compensation payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Issuer shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.
13F.    Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of any Obligor in connection herewith shall survive the execution and delivery of this Agreement, the Notes, the other Transaction Documents and each Confirmation of Acceptance, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
13G.    Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any Transferee) whether so expressed or not.

13H.    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.
13I.    Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Series A Purchaser, addressed to it at the address as it has specified for such communications in the Purchaser Schedule attached hereto or at such other address as such Series A Purchaser shall have specified to the Issuer in writing, (ii) if to any Purchaser of any Shelf Note, addressed to it at such address as it shall have specified for such communications in the Purchaser Schedule attached to the applicable Confirmation of Acceptance or at such other address as any such Purchaser shall have specified to the Issuer in writing, (iii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Issuer or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Issuer and (iv) if to any Obligor, addressed to it at 3501 Country Road 6 East, Elkhart, Indiana 46514, Fax number (574) 217-0358, Attention: Chief Financial Officer, provided, however, that any such communication to any Obligor may also, at the option of the Person sending such communication, be delivered by any other means either to such Obligor at their addressed specified above or to any Authorized Officer of such Obligor. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the facsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.
13J.    Payments Due on Non-Business Days. Anything in this Agreement, the Notes or the other Transaction Documents to the contrary notwithstanding, any payment of principal of or interest on, any Yield-Maintenance Amount or other prepayment compensation payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.
13K.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13L.    Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
13M.    Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
13N.    Governing Law. IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW

PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
13O.    Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Issuer of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.
13P.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
13Q.    Binding Agreement. When this Agreement is executed and delivered by the Obligors, Prudential and the Series A Purchasers, it shall become a binding agreement between the Obligors, Prudential and the Series A Purchasers. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.
13R.    Jury Waiver. THE OBLIGORS, PRUDENTIAL, THE PURCHASERS AND THE OTHER HOLDERS FROM TIME TO TIME OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE OBLIGORS, PRUDENTIAL, THE PURCHASERS AND EACH OF THE OTHER HOLDERS OF NOTES FROM TIME TO TIME EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE OBLIGORS, PRUDENTIAL, THE PURCHASERS AND EACH OF THE OTHER HOLDERS OF NOTES FROM TIME TO TIME FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
13S.    Personal Jurisdiction. To the fullest extent permitted by law, each of the Obligors irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Notes, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith may be brought in the courts of the State of New York or the United States of America for the Southern District of New York as Prudential, the Purchasers and the other holders from time to time of Notes (as applicable) may elect, and, by its execution and delivery hereof, each Obligor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and, to the fullest extent permitted by law, agrees that such jurisdiction shall be exclusive, unless waived by Prudential, the Purchasers and the other holders from time to time of Notes (as applicable) in writing, with respect to any action or proceeding brought by the Obligors against Prudential, any Purchaser or any holder of Notes. Each of the Obligors hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

[Remainder of page intentionally left blank. Next page is signature page.]

Very truly yours,

LIPPERT COMPONENTS, INC.

By:
Name:    David M. Smith
Title:    Chief Financial Officer

DREW INDUSTRIES INCORPORATED

By:
Name:    David M. Smith
Title:    Chief Financial Officer

[Signature Page to Fourth Amended and Restated Note Purchase and Private Shelf Agreement]

The foregoing Agreement is hereby accepted
as of the date first above written.

PGIM, INC.

By:
Name:
Title:    Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: ___________________________________
Name:
Title:     Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc.
(as Investment Manager)

By:______________________________
Name:
Title:     Vice President

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: ______________________________
Name:
Title:     Vice President

.